UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2015

EHOUSE GLOBAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55113	57-1221013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9974 Scripps Ranch Blvd. #182 San Diego, CA 92131
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 858-459-0770

7660 Fay Avenue Suite H169 La Jolla, CA 92037
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      .Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

      .Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

      .Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.02. Unregistered Sales of Equity Securities

On February 13, 2015, the Board of Directors of Ehouse Global, Inc. (the “Company”) issued 300,000,000 shares of common stock of the Company, par value $0.0001, (the “Shares”) to the Company’s President and CEO, Scott Corlett.  The Shares were issued in exchange for unpaid salary.

The shares of common stock described above were not registered under the Securities Act of 1933 and are restricted securities.  The shares were issued pursuant to the registration exemption afforded the Company under Section 4(2) of the Securities Act due to the fact that Mr. Corlett is the Chief Executive Officer and Director of the Company.  Mr. Corlett acquired these shares for his own accounts. The certificates representing these shares will bear a restricted legend providing that they cannot be sold except pursuant to an effective registration statement or an exemption from registration.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 17, 2015

EHOUSE GLOBAL, INC.

By:	/s/ Scott Corlett
Scott Corlett President and Chief Executive Officer

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